Registration No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                       ____________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

                             ACC CORP.
        (Exact name of issuer as specified in its charter)

        DELAWARE                        16-1175232
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

               400 WEST AVENUE, ROCHESTER, NY 14611
             (Address of Principal Executive Offices)

                             ACC CORP.
                 EMPLOYEE LONG TERM INCENTIVE PLAN
  (formerly known as the "ACC Corp. Employee Stock Option Plan")
                     (Full title of the Plan)
                       ____________________

                        UNDERBERG & KESSLER
                         1800 CHASE SQUARE
                     ROCHESTER, NEW YORK 14604
              (Name and address of agent for service)

Telephone  number,  including  area code, of agent for service:
                        (716) 258-2800
                   ____________________________

Approximate date of commencement of proposed sales to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                   ____________________________

                     (continued on next page)




                 CALCULATION OF REGISTRATION FEE


                              PROPOSED          PROPOSED
                              MAXIMUM           MAXIMUM
SECURITIES     AMOUNT         OFFERING          AGGREGATE    AMOUNT OF
  TO BE        TO BE          PRICE             OFFERING     REGISTRATION
REGISTERED     REGISTERED     PER SHARE*        PRICE*         FEE


Class A         500,000         $28.56          $14,280,000    $4,924.14
Common Stock    shares
par value
$.015 per
share


* Estimated solely for purposes of calculating registration fee. Per-share price and aggregate offering price are calculated pursuant to Rule 457(h) based upon the average of the High and Low Prices quoted for the Registrant's Common Stock in over-the-counter trading on February 22, 1996 ($28.56) multiplied by the number of shares being registered hereby.

The Index of Exhibits filed with this Registration Statement is found at page 6.

                    INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of the Company's prior Form S-8 Registration Statements relating to this Plan, Registration Numbers 33-36546, effective August 27, 1990 (the Company's "1990 Form S-8"), 33-52174, effective September 18, 1992 (the Company's "1992 Form S-8"), and 33-87056, effective December 5, 1994 (the Company's "1994 Form S-8"), are incorporated by reference herein.


                             PART II

                      INFORMATION REQUIRED IN
                    THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          Incorporated by reference to the Company's 1990 Form S-8.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Incorporated by reference to the Company's 1990 Form S-8.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          See Exhibit Index.

ITEM 9. UNDERTAKINGS.

          Incorporated by reference to the Company's 1994 Form S-8.

                         POWER OF ATTORNEY


     Registrant and each person whose signature appears below hereby appoints David K. Laniak, Arunas A. Chesonis and Michael R. Daley, and each of them, as attorneys-in-fact, each with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.


                            SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Rochester, New York, on this 26th day of February, 1996.


                                   ACC CORP.

                              By:  /S/ DAVID K.  LANIAK
                                   David K. Laniak,
                                   Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



Date:  February 26, 1996      By  /S/ RICHARD T. AAB
                                        Richard T. Aab, Director and
                                        Chairman of the Board




Date:  February 26, 1996      By:  /S/ DAVID K. LANIAK
                                        David K. Laniak,
                                        Chief   Executive   Officer  and  a
                                        Director


Date:February 26, 1996        By:  /S/ ARUNAS A. CHESONIS
                                        Arunas A. Chesonis,
                                        President and Chief Operating Officer
                                        and a Director




Date:  February 26, 1996      By:  /S/ MICHAEL R. DALEY
                                        Michael R. Daley,
                                        Executive Vice President and
                                        Chief Financial Officer



Date:  February 26, 1996      By:  /S/ SHARON L. BARNES
                                        Sharon L. Barnes, Controller



Date:  February 26, 1996      By:  /S/ HUGH F. BENNETT
                                        Hugh F. Bennett, Director



Date:  February __, 1996      By:
                                        Willard Z. Estey, Director



Date:  February 26, 1996      By:  /S/ DANIEL D. TESSONI
                                        Daniel D. Tessoni, Director



Date:  February 26, 1996      By:  /S/ ROBERT M. VAN DEGNA
                                        Robert M. Van Degna, Director

                           EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION                   LOCATION

4-1            ACC Corp. Employee Long Term     Filed herewith
               Incentive Plan, as amended

5-1            Opinion of Underberg & Kessler,  Filed herewith
               Counsel to the Company

23-1           Consent of Underberg & Kessler,  Included in its
               Counsel to the Company           Opinion filed
                                                as Exhibit 5-1

23-2           Consent of Arthur Andersen LLP,  Filed herewith
               Independent Public Accountants

24-1           Power of Attorney                See Part II of
                                                  Registration
                                                  Statement